Exhibit 99.3

Consolidated Financial Statements and Report of Independent Certified Public Accountants

MPC Partnership Holdings LLC

As of and for the period from January 1, 2023 to September 30, 2023

MPC Partnership Holdings LLC

Table of contents

Report of Independent Certified Public Accountants	1-2

Consolidated financial statements:

Consolidated balance sheet	3

Consolidated statement of operations	4

Consolidated statement of changes in members’ equity	5

Consolidated statement of cash flows	6

Notes to consolidated financial statements	7-17

GRANT THORNTON LLP	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
1415 Vantage Park Dr., Suite 500
Charlotte, NC 28203

D +1 704 632 3500
F +1 704 334 7701

To the Members of
MPC Partnership Holdings LLC

Opinion

We have audited the consolidated financial statements of MPC Partnership Holdings LLC (a Delaware limited liability company) and subsidiaries (collectively the “Company”), which comprise the consolidated balance sheet as of September 30, 2023, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the period from January 1, 2023 through September 30, 2023, and the related notes to the financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2023, and the results of its operations and its cash flows for the period from January 1, 2023 through September 30, 2023 in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Grant Thornton LLP

Charlotte, North Carolina
February 5, 2024

MPC Partnership Holdings LLC	3

Consolidated balance sheet

As of September 30, 2023

Assets
Current assets:
Cash	$13,007,007
Restricted cash	39,324
Short term liquid investments	1,017,181
Prepaid expenses and other assets	551,380
Accounts receivable	3,500,397
Total current assets	18,115,289
Fixed assets (net of accumulated depreciation)	3,569,385
Operating lease right-of-use asset	1,979,686
Rental property and improvements (net of accumulated depreciation)	4,685,190
Assets held for sale	900,000
Capitalized development costs	263,126
Equity method investments accounted for under the fair value option	40,079,984
Total assets	$69,592,660
Liabilities and equity
Current liabilities:
Accounts payable	$6,507,592
Other liabilities	4,445,645
Current lease liability	362,811
Current debt	327,336
Total current liabilities	11,643,384
Long term lease liability	1,802,794
Long term debt	5,947,262
Total liabilities	19,393,440
Equity:
Members' equity	37,282,085
Noncontrolling interests	12,917,135
Total equity	50,199,220
Total liabilities and equity	$69,592,660

The accompanying notes are an integral part of these consolidated financial statements.

MPC Partnership Holdings LLC	4

Consolidated statement of operations

For the period from January 1, 2023 to September 30, 2023

Fee income
Property management fees	$10,514,269
Marketing fees	3,493,875
Information technology fees	1,414,321
Construction supervision fees	2,229,354
Other fee income	3,338,672
Total fee income	20,990,491
Operating expenses
Salaries and benefits	18,391,405
General and administrative	23,505,988
Depreciation and amortization	491,221
Pursuit costs, net of reimbursements	35,234
Other operating expenses	102,617
Total operating expenses	42,526,465

Operating loss	(21,535,974)
Investment income (loss)
Realized investment income and promote income from equity method investments accounted for under the fair value option	23,723,835

Net change in unrealized fair value of equity method investments accounted for under the fair value option	(46,799,894)

Rental property income (net of expenses)	190,970
Net investment loss	(22,885,089)
Other income (loss)
Self-funded medical insurance	(657,162)
Income from short term liquid investments	164,642
Impairment on assets held for sale	(1,074,272)
Net loss	$(45,987,855)
Net loss attributable to noncontrolling interests	(3,472,324)
Net loss attributable to members	$(42,515,531)

The accompanying notes are an integral part of these consolidated financial statements.

MPC Partnership Holdings LLC	5

Consolidated statement of changes in members’ equity

		Noncontrolling
	Members' Equity	Interests	Total Equity
Balance at December 31, 2022	$83,566,597	$21,022,516	$104,589,113
Distributions	(3,768,981)	(4,633,057)	(8,402,038)
Allocation of net loss	(42,515,531)	(3,472,324)	(45,987,855)
Balance at September 30, 2023	$37,282,085	$12,917,135	$50,199,220

The accompanying notes are an integral part of these consolidated financial statements.

MPC Partnership Holdings LLC	6

Consolidated statement of cash flows

For the period from January 1, 2023 to September 30, 2023

Cash flows from operating activities:
Net loss	$(45,987,855)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	491,221
Realized investment income and promote income from equity method investments accounted for under the fair value option	(23,723,835)
Net change in unrealized fair value of equity method investments accounted for under the fair value option	46,799,894
Impairment on assets held for sale	1,074,272
Income from short term liquid investments	(164,642)
Net change in right-of-use asset and lease liability	119,037
Changes in operating assets and liabilities:
Accounts receivable	966,741
Prepaid expenses and other assets	874,101
Accounts payable	4,801,003
Other liabilities	1,782,822
Net cash used in operating activities	(12,967,241)

Cash flows from investing activities:
Contributions to equity method investments accounted for under the fair value option	(104,318)
Distributions from equity method investments accounted for under the fair value option	25,690,789
Sale of short term liquid investments	5,795,391
Purchases of fixed assets, rental property improvements, and capitalized development costs	(445,903)
Net cash provided by investing activities	30,935,959

Cash flows from financing activities:
Payments of debt principal	(245,502)
Repayments on line of credit	(2,600,000)
Draws on line of credit	2,600,000
Member distributions	(3,768,981)
Noncontrolling interest distributions	(4,633,057)
Net cash used in financing activities	(8,647,540)

Net increase in cash and restricted cash	9,321,178
Cash and restricted cash, beginning	3,725,153
Cash and restricted cash, ending	$13,046,331
Supplemental disclosures of cash flow information:
Cash paid for interest	$219,969

Reconciliation of cash and restricted cash
Cash	$13,007,007
Restricted Cash	39,324
Total	$13,046,331

The accompanying notes are an integral part of these consolidated financial statements.

MPC Partnership Holdings LLC	7

Notes to financial statements

1	Organization and Summary of Significant Accounting Policies

Organization

MPC Partnership Holdings LLC (collectively, with its subsidiaries, the “Company”) was organized on February 7, 2013, under the laws of Georgia for the purpose of indirectly investing in multifamily properties as well as providing property management, asset management and other services to owners of multifamily properties, primarily in the Southeastern United States. On February 21, 2013, the Company began operations.

The initial members included P. Carroll Capital Partners, LLC (Capital Partners) and Darren DeVore (DeVore), with ownership percentages of 75% and 25%, respectively. On February 21, 2013, the operating agreement was amended to admit Hanna Capital, LLC (Hanna Capital) as a member through a membership interest purchase agreement (Membership Purchase). Under the Membership Purchase, DeVore transferred 2.5% of his ownership to Hanna Capital in exchange for $250,000 and Capital Partners transferred 7.5% of its ownership in exchange for $750,000. The transfer of interests resulted in ownership of 67.5%, 22.5% and 10% for Capital Partners, DeVore and Hanna Capital, respectively.

On July 17, 2013, the operating agreement was amended and restated and another membership interest purchase agreement (Membership Purchase II) was approved. Under the Membership Purchase II, Hanna Capital and DeVore invested $2,175,000 and $300,000, respectively. As a result of the Membership Purchase II transaction, Hanna Capital and DeVore's interests were increased to 24.5% and 24.5%, respectively, with Capital Partners owning 51%. On March 24, 2015, DeVore transferred his 24.5% membership interest in the Company to James Rubright (Rubright) in exchange for consideration paid by Rubright per the Assignment of Membership Interest and Amendment to the Amended and Restated Operating Agreement of the Company (Assignment). DeVore transferred all voting and economic rights to Rubright, excluding the economic interest in certain subsidiary investments held by the Company, which were retained by DeVore. DeVore's interests in the Company were decreased to 0% with the exception of remaining economic interest in certain subsidiary investments. As a result of the Assignment, Rubright's interest increased to 24.5%, and Hanna Capital and Capital Partners ownership remained the same at 24.5% and 51%, respectively. All of Devore’s economic interests had been distributed as of September 30, 2023. Capital Partners, Hanna Capital, and Rubright are collectively referred to as the Members. Cash distributions are made to the Members based on special allocations of certain items to specific Members, then allocated in proportion to their respective ownership percentages.

The ownership interests by Members are as follows as of September 30, 2023:

Percentage
Members	Interest
James Rubright	24.50%
Hanna Capital, LLC	24.50%
P. Carroll Capital Partners, LLC	51.00%
100.00%

MPC Partnership Holdings LLC	8

Notes to financial statements

Period of reporting

The Company’s financial statements presented herein are for the period from January 1, 2023 through September 30, 2023. The period from January 1, 2023 through September 30, 2023 is referred to as “the period ended September 30, 2023”.

Basis of consolidation

In accordance with Accounting Standards Codification (ASC) 810, Consolidation, the consolidated financial statements include the financial statements of MPC Partnership Holdings LLC, its wholly owned and majority-owned subsidiaries in which it has a controlling financial interest, and variable interest entities (VIEs) for which the Company is the primary beneficiary. Such guidance applies to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In the normal course of business, the Company enters into a variety of transactions with VIEs. The Company determines the primary beneficiary based on an evaluation of which party has both: (i) the power to direct the activities that most significantly impact the economic performance of the VIE; and, (ii) has the obligation to absorb losses, or the right to receive benefits, that could potentially be significant to the VIE. If the determination is made that the Company is the primary beneficiary of a VIE, then that entity is included in the consolidated financial statements. If an entity is not a variable interest entity, the Company evaluates whether consolidation would be appropriate based on voting rights.

The Company consolidates Carroll Multifamily Real Estate Fund III, LP (“Fund III”) and Carroll Multifamily Real Estate Fund IV, LP (“Fund IV”) (collectively, the “Consolidated Funds”) as it is the primary beneficiary and controls each of those entities. The Company also consolidates other entities in which it has a controlling financial interest, including MPC Property Investments, LLC, MPC Property Holdings III, LLC, MPC Property Holdings IV, LLC, MPC Property Holdings V, LLC, Carroll Multifamily Holdings VI, LLC, MPC Property Holdings SE Portfolio, LLC, CE Fund III, LLC, CE Fund IV, LLC, CE Fund V, LLC, Carroll MF VI, LLC, Carroll MF VII, LLC, Carroll SE Portfolio Investors, LLC, Emerald Isle Investors, LLC, 260 Woodstock Investor, LLC, SFVP Carroll Sidecar Investor, LLC, IT Support Solutions Group, LLC, Carroll Management Group, LLC, Carroll Arium, LLC, Tower Place Asset Management, LLC, Carroll Acquisitions, LLC, and Carroll Investments, LLC. Noncontrolling interests are attributable to limited partners, which include executives and members of the Company, of the Consolidated Funds and 260 Woodstock Investor, LLC.

The Company does not consolidate or have a controlling financial interest in Carroll Multifamily Real Estate Fund V, LP, Carroll Fund V Bedrock Sidecar Investor, LP, Carroll Multifamily Venture VI, LP, and Carroll Multifamily Venture VII, LP (herein, “Fund V”, “Fund V Sidecar”, “Fund VI” and “Fund VII”, respectively; collectively, the “Nonconsolidated Funds”) or certain joint ventures of the Consolidated Funds because the Company does not have the power to direct the activities that most significantly impact the economic performance of those entities. Accordingly, these investments are accounted for under the equity method using the fair value option. All intercompany balances and transactions have been eliminated in consolidation.

MPC Partnership Holdings LLC	9

Notes to financial statements

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include the valuation of equity method investments accounted for under the fair value option and the valuation of held for sale assets. Actual results could differ from those estimates.

Cash

The Company considers all demand accounts and money market accounts to be cash. The Company maintains cash on deposit with banks that, at times, exceeds federally insured limits. The Company periodically assesses the financial condition of the institutions and believes the risk of loss to be remote.

Restricted Cash

Restricted cash consists of security deposits, amounts held in trust for payment of health insurance premiums and claims, as well as amounts held in escrow for insurance and property taxes.

Fixed Assets

Fixed assets are stated at cost less accumulated depreciation. Upon retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts and the net amount, less any proceeds, is recognized as a gain or loss in the consolidated statement of operations.

Depreciation is provided on fixed assets using the straight-line method of depreciation. The Company’s fixed assets consist of the following:

Net Book Value of Fixed Assets
Category	Useful Life	As of September 30, 2023
Office Furniture and Equipment	4 years	$121,598
Watercraft	10 years	335,025
Fractional Aircraft Interests	10 years	2,665,409
Automobiles	8 years	447,353
Total		$3,569,385

Accumulated depreciation on the Companies fixed assets totaled $1,072,636 as of September 30, 2023.

Rental Property and Improvements

Fund III, one of the Consolidated Funds, wholly owned a multifamily property located in Woodstock, GA known as Arium Woodstock, which was acquired on May 12, 2015. Arium Woodstock is recorded at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred while major renewals and betterments are capitalized. The building and improvements for Arium Woodstock are depreciated utilizing the straight-line method with a useful life of 27.5 years. The Company recapitalized Arium Woodstock during the year ended December 31, 2019; 260 Woodstock Investor, LLC, a consolidated entity, acquired the property from Fund III at a purchase price of $7,000,000. Accumulated depreciation for Woodstock as of September 30, 2023 totaled $1,825,221. 260 Woodstock Investor, LLC also refinanced the property in connection with the acquisition, as is further described in Note 3.

MPC Partnership Holdings LLC	10

Notes to financial statements

Capitalized Development Costs

Capitalized development costs are comprised of land, due diligence, pursuit costs, and other costs incurred by the Company in order to develop property. In the event that a development project is determined to be no longer viable or is abandoned, pursuit and other development costs related to that project are expensed immediately in the period in which the decision is made. During the period ended September 30, 2023, the Company deemed one of its development projects to be held for sale. The Company recorded an impairment on the held for sale project of $1,074,272 for the period ended September 30, 2023.

Impairment of and Loss on Long-lived Assets

Long-lived assets such as fixed assets, intangible assets subject to amortization, and rental property and improvements are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. There were no impairment charges during the period ended September 30, 2023 other than that for capitalized development costs held for sale.

Equity Method Investments Accounted for Under the Fair Value Option

The Company accounts for its interests in the Unconsolidated Funds and certain joint ventures of the Consolidated Funds under the equity method of accounting using the fair value option, as further described in Note 2. These investments are owned 50% or less by the Company, or the Company does not have control but is able to exercise substantial influence.

Revenue and Cost Recognition

Realized Investment Income and Promote Income from Equity Method Investments Accounted for Under the Fair Value Option

Proceeds in excess of the Company’s basis from the sale or refinancing of interests in equity method investments accounted for under the fair value option are recognized as realized investment income. The operating agreements of many of the Company’s joint venture investments specify that the Company is to receive a higher proportion of proceeds than its pro-rata equity share as promote income, as defined in those relevant agreements. Realized promote income from the sale of interests in the joint ventures is recognized when specified target returns are achieved by the joint ventures, and sales proceeds are allocable to the Company in excess of the Company’s pro-rata equity share. Income is not recognized when collectability is not reasonably assured.

Net Change in Fair Value of Equity Method Investments Accounted for Under the Fair Value Option

The fair value of equity method investments accounted for under the fair value option is based upon management’s prepared valuations as described in Note 2, and includes the fair value of expected promote income attributable to the Company and its consolidated entities. The net change in unrealized fair value reflects fluctuations in fair value due to appreciation in value, depreciation in value, and realized gains and losses of the investments.

MPC Partnership Holdings LLC	11

Notes to financial statements

Rental Property Income (Net of Expenses)

The Company has recorded rental property income from Arium Woodstock and has presented the income net of rental property expenses in the consolidated statement of operations. Gross rental property income, rental property interest expense, rental property operating expenses, and depreciation expense consist of the following:

For the period ended September 30, 2023
Gross rental property income	$568,260
Rental property interest expense	(152,740)
Rental property operating expenses	(224,550)
Rental property income (net of expenses)	$190,970
Rental property depreciation expense	$190,648

Depreciation expense associated with the rental property has been recorded as depreciation and amortization in the consolidated statement of operations.

Fee Revenue Recognition

The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts With Customers. Revenue is recognized when control of promised services transfers to customers in an amount that reflects consideration to which the Company expects to be entitled in exchange for those services. The Company’s fee income is derived from investment-related services provided to multifamily properties it manages. Services provided to properties are primarily related to property management, marketing services, information technology services, and construction supervision. The following is a description of the categories of the Company’s service fee revenues:

Property Management Fees- The Company provides property management services for multifamily properties. Revenues are recognized monthly, as earned, and are calculated monthly using terms specified in the respective management agreements. Calculations of these fees are typically based on a percentage of gross revenue of the respective property. If the amount of revenue cannot be reasonably estimated on a monthly basis, the Company recognizes revenue when it can be reasonably estimated.

Marketing Fees- The Company provides certain marketing services to the properties it manages for which it earns marketing fee income. These services include online reputation management, moderation of online ratings and reviews, monthly review solicitation campaigns, email and listing management, digital advertising campaign management, market research data, website and collateral creative design, and lead management services.

Information Technology Fees- The Company provides information technology services to the properties it manages and receives fees for these services. These fees are charged to the properties on a monthly basis and are based on either the size of the property being managed or on usage of the services being provided.

Construction Supervision Fees- The Company provides construction management services to properties it manages that are undergoing renovations or other construction and receives fees for these services. These fees are charged to properties undergoing renovations or other construction on a monthly or quarterly basis and are based on a percentage of construction costs incurred.

MPC Partnership Holdings LLC	12

Notes to financial statements

Other Fee Income- The Company receives fee income for accounting services provided to properties, fund management, and other fees. The Company also receives reimbursements for payroll and related costs from the properties it manages.

Income Taxes

The Company has elected to be treated as a partnership for federal income tax purposes. Accordingly, income and loss is allocated to the members for inclusion in their tax returns. The Company follows applicable authoritative guidance on accounting for uncertainty in income taxes which, among other things, prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. As of September 30, 2023, the Company’s open tax years include 2023, 2022 and 2021, and 2020. No income tax expense is recorded by the Company.

Fair Value of Financial Instruments

The carrying amounts of the Company’s cash and restricted cash, accounts receivable, accounts payable and Note Payable (as discussed in Note 3) approximate fair value due to the short-term nature or market-based rates of these financial instruments.

Short Term Liquid Investments

The Company has liquid investments in debt and mutual funds classified as trading securities. These investments are reported at fair value with unrealized gains and losses included in earnings.

The Company’s investments include various types of investment securities and various companies within various markets. Investment securities are exposed to several risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the consolidated financial statements.

2            Equity Method Investments Accounted for Under the Fair Value Option

The Company holds equity interests in various partnerships that are accounted for under the equity method using the fair value option. Fair value of real estate investments is based on management’s estimates, independent external appraisals, broker opinions of value, or contracted sales price. Although the valuation process is designed to estimate fair market value, the valuation process involves subjective judgment. Uncertainties in the process, along with uncertainties in the current economic environment, may cause the recorded value of such investments to differ significantly from that which would have been obtained if the investments were actually offered for sale in the marketplace.

The values of investments in joint ventures and the underlying real estate assets have been prepared giving consideration to the income, cost and sales comparison approaches of estimating property values. The income approach for a multifamily property utilizes the discounted cash flow method and estimates future cash flows by projecting net operating income plus recurring capital expenditures through an estimated disposition as well as selecting an appropriate discount rate. The cost approach estimates the replacement cost of the building less physical depreciation plus the land value. Generally, this approach provides a check on the value derived using the income approach. The sales comparison approach compares recent transactions to the appraised property. Adjustments are made for dissimilarities which typically provide a range of value.

MPC Partnership Holdings LLC	13

Notes to financial statements

The primary approach utilized for the valuations was the income approach. ASC 820, Fair Value, establishes a fair value measurement framework, provides a single definition of fair value, and requires expanded disclosures summarizing fair value measurements. ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing an asset or liability.

The standard establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable input be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The hierarchy is measured in three levels based on the reliability of inputs:

Level I	Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level II	Valuations based on quoted prices for similar instruments in active markets or quoted prices for similar or identical instruments in markets that are not active. Fair values are primarily obtained from third party pricing services for identical or comparable assets or liabilities.

Level III	Valuations derived from other valuation methodologies, including pricing models, discounted cash flow models and similar techniques, and not based on market, exchange, dealer, or broker-traded transactions. Level III valuations incorporate certain assumptions and projections that are not observable in the market and significant professional judgment in determining the fair value assigned to such assets or liabilities.

For the Company’s valuations of interests in equity method investments accounted for under the fair value option, all fair values are based on Level III inputs.

The following table presents a summary of changes in the Company’s Level III assets measured at fair value on a recurring basis. The net change in fair value of investments in the table below is reflected in the Company’s consolidated statement of operations:

Equity Method Investments Accounted for Under the	For the period ended
Fair Value Option	September 30, 2023
Balance at beginning of period	$88,742,514
Contributions to investments	104,318
Distributions from investments	(25,690,789)
Realized investment income and promote income	23,723,835
Net change in fair value of investments	(46,799,894)
Balance at end of period	$40,079,984

The implied capitalization rates used in the valuations as of September 30, 2023 are as follows:

	Total Investment	Implied Capitalization Rate
	Fair Value	Range (Weighted Average)
As of September 30, 2023	$40,079,984	2.81% - 4.88% (4.06%)

MPC Partnership Holdings LLC	14

Notes to financial statements

The company utilized 6.25% - 7.00% discount rates to discount future cash flows in its valuations as of September 30, 2023. Ownership percentages, fair values, and the property acquisition dates for equity method investments accounted for under the fair value option as of September 30, 2023 are as follows:

Equity Method Investments Accounted for Under the Fair Value Option as of September 30, 2023

	Initial	Ownership
Property Name	Investment Date	Interest	Fair Value
ARIUM JENSEN BEACH	10/9/2015	5.0%	$327,520	*
ARIUM VININGS STATION	10/12/2016	5.0%	479,088	*
PENINSULA AT BUCKHEAD	7/13/2017	5.0%	1,215,795
CARROLL MULTIFAMILY REAL ESTATE FUND V, LP	10/5/2017	12.5%	9,120,555
CARROLL FUND V BEDROCK SIDECAR INVESTOR, LP	12/19/2017	12.5%	3,861,234
CARROLL MULTIFAMILY VENTURE VI, LP	1/27/2020	8.6%	21,453,710
CARROLL MULTIFAMILY VENTURE VII, LP	12/15/2021	4.8%	3,622,082

Total Fair Value of Equity Method Investments Accounted for Under the Fair Value Option			$40,079,984

*Underlying investments have been sold as of September 30, 2023. Value is comprised of residual assets to be distributed.

3            Mortgage Note Payable, Line of Credit, and Note Payable

A summary of the Company’s outstanding debt is as follows:

Schedule of Debt Balances

			Principal Balance as of
Debt	Maturity Date	Interest Rate	September 30, 2023
Mortgage Note Payable	8/1/2029	3.71%	$5,429,000
Note Payable	4/12/2026	LIBOR + 2.00%	845,598
			$6,274,598

Mortgage Note Payable- On July 31, 2019, Arium Woodstock was refinanced with the Company borrowing an amount of $5,429,000. The mortgage note was secured with the property located at 260 Chambers St., Woodstock, GA at an interest rate of 3.71%. Payments of interest only are due on the loan until September 1, 2025, at which point payments of principal and interest become due until maturity. A prepayment premium based on yield maintenance will be due in the event of prepayment of the mortgage. The fair value of the Mortgage Note Payable was $4,726,000 as of September 30, 2023.

Line of Credit- On September 8, 2015, the Company executed a revolving line of credit promissory note with a maximum principal amount of $1,100,000 (Northern Trust LOC), which was increased to $ 2,600,000 in 2016. The line was renewed on December 23, 2021, with a new maturity date of December 23, 2023 and a variable interest rate of the prime rate less 0.63%. The prime rate was 8.5% as of September 30, 2023. The Northern Trust LOC is secured by Company property, certain property of M. Patrick Carroll, and is guaranteed by M. Patrick Carroll. The Northern Trust LOC has certain tangible net worth and debt service coverage ratio requirements. The Company was in compliance with these covenants and had no outstanding principal balance as of September 30, 2023.

Note Payable- On October 12, 2018, the Company executed a note payable (Tower Place Note Payable) totaling $2,455,000, with a maturity on April 12, 2026. The interest rate is variable and based on the LIBOR rate plus 2.00% per annum. LIBOR was 5.04% as of September 30, 2023. Principal payments of $27,278 plus interest are due monthly. The loan is guaranteed by the Company and is secured by the Company’s fractional aircraft interests.

MPC Partnership Holdings LLC	15

Notes to financial statements

Total interest expense for the period ended September 30, 2023 was $219,409. Of this amount, $ 152,740 is applicable to the mortgage note payable for the period ended September 30, 2023 and is included as an offset to rental property income in the consolidated statement of operations. The remainder of interest expense incurred has been included in the consolidated statement of operations as general and administrative expense. Future principal payments due on the Company’s outstanding debt are as follows:

Future principal payments due for the twelve
months ended September 30:
2024	$327,336
2025	335,011
2026	288,928
2027	25,215
2028	102,709
Thereafter	5,195,399
Total	$6,274,598

4            Acquisition of MPC Partnership Holdings LLC

On July 29, 2023, The RMR Group LLC entered into an equity purchase agreement with the owners of the Company to acquire MPC Partnership Holdings LLC. The base purchase price was $ 80,000,000, subject to adjustments, with a potential for up to an additional $20,000,000 if certain metrics are met subsequent to the acquisition. The purchase agreement excluded the sale of the majority of real estate interests of the Company and certain of its subsidiaries, with the exception of Arium Woodstock and the associated Mortgage Note Payable, and the majority of fixed assets, including the watercraft, fractional aircraft interests, automobiles, and capitalized development costs held for sale, and any liabilities related to those assets, including the Tower Place Note Payable (collectively, the “Excluded Assets and Liabilities”). The sale closed on December 19, 2023. The Excluded Assets and Liabilities were transferred on the closing date to MPC Partnership Legacy Investments, LLC. The Company expensed $4,850,000 of legal fees for the period ended September 30, 2023 related to the transaction, which are included as a component of general and administrative expense in the consolidated statement of operations. These expenses were not contingent upon the transaction closing. Consent fees, success fees, investment banking fees, and other fees were also incurred associated with the transaction. However, these costs were contingent upon the successful close of the purchase. Accordingly, these other fees are not reflected in the financial statements herein, as they were not paid or deemed to have been incurred prior to the close.

5            Lease Obligations

The Company leases its office facilities and some office equipment and has various non-cancelable operating leases. The Company does not have any financing leases. During the year ended December 31, 2022, the Company extended its lease for its principal office in Atlanta, Georgia through January 2028. Lease expenses total $402,882 for the period ended September 30, 2023 and are included as a component of general and administrative expense in the consolidated statement of operations. The Company utilized a discount rate of 2.75% to calculate its lease obligations.

MPC Partnership Holdings LLC	16

Notes to financial statements

The future minimum lease payments under non-cancelable operating lease agreements as of September 30, 2023 are as follows:

Future mimimum lease payments due for the twelve months ended September 30:
2024	$251,736
2025	546,522
2026	563,117
2027	596,740
2028	207,490
Thereafter	-
Total	$2,165,605

6            Related Party Transactions

A majority of the Company’s fee revenue is derived entities the Company invests in. Fee revenue and receivables from related parties as of and for the period ended September 30, 2023 are as follows:

For the period ended September 30, 2023
Property management fees	$8,845,538
Marketing fees	2,655,417
Information technology fees	873,373
Construction supervision fees	2,040,997
Other fee income	1,946,891
Total fees from related parties	$16,362,216
Receivables from related parties	$3,302,427

M. Patrick Carroll, the chief executive officer of the Company and owner of Capital Partners, is entitled to a loan guarantee fee of $50,000 per year as compensation for his personal guarantee of the Company’s Tower Place Note Payable and Northern Trust Line of Credit in accordance with the Company’s operating agreement. The loan guarantee fee is reflected in other operating expenses in the accompanying consolidated statement of operations for the period ended September 30, 2023.

During the period ended September 30, 2023, the Company paid legal fees of $1,958,614 pertaining to legal proceedings concerning executives of the Company. This amount has been recorded in general and administrative expenses.

The Company recorded expenses pertaining to home office expenses for M. Patrick Carroll of $229,303 during the period ended September 30, 2023. These expenses are recorded in general and administrative expenses and salaries and benefits in the consolidated statement of operations.

MPC Partnership Holdings LLC	17

Notes to financial statements

7            Contingencies and Risks

The Company and its subsidiaries provide performance guarantees for mortgages on behalf of certain real estate joint ventures. The nature of the guarantees relate to the performance of the debt service of the individual mortgages and the ultimate settlement of the outstanding principal and interest. Should an investment default on its mortgage payable, the Company may have to settle the full outstanding principal and interest. The individual mortgages are secured by the real property of each investment, which would limit the amount of exposure to the Company should it have to perform under any of the guarantees. The Company does not have a liability recorded related to the guarantees, as the risk of loss is deemed remote. Under the terms of the guarantees, the Company is required to maintain liquidity of $5,000,000 and a net worth of at least $50,000,000. The Company is in compliance with these covenants as of September 30, 2023.

8            Employee Benefit Plan

The Company has a defined contribution 401(k) plan which covers all full-time employees who are age 21 or older except employees covered by a collective bargaining agreement, employees who are non-resident aliens or leased employees. The plan requires the employer to make matching contributions to the plan equal to 100% of participant contributions up to 3%, then 50% of participant contributions up to 5%. For the period ended September 30, 2023, match contributions of $280,509 were made to the plan and included in salaries and benefits expense in the consolidated statement of operations.

9            Medical Self-insurance

In September 2014, the Company implemented a self-insurance program for its employee medical benefit plan in which the Company collects plan premiums and processes claims. The Company also maintains stop-loss insurance coverage for claims in excess of a certain threshold. For the period ended September 30, 2023, the following activity occurred:

For the period ended September 30, 2023
Premiums collected	$2,952,013
Medical claims and costs	(3,609,175)
Premiums less than medical claims and costs	$(657,162)

Premiums less than medical claims and costs are included as self-funded medical insurance (net of expenses) in the consolidated statement of operations for the period ended September 30, 2023.

10            Subsequent Events

The Company has evaluated subsequent events through February 5, 2024, the date at which the consolidated financial statements were available to be issued. On October 1, 2023, Rubright transferred his ownership interest to Woodhaven Multifamily, LLC. On December 18, 2023, Fund III made a final liquidating distribution and was dissolved. As discussed in Note 4, the Company was acquired by The RMR Group LLC on December 19, 2023. Immediately prior to the sale, the Northern Trust Line of Credit and Tower Place Note Payable were cancelled and repaid in full, respectively. At closing, the Excluded Assets and Liabilities were transferred to MPC Partnership Legacy Investments, LLC. All subsequent events requiring recognition or disclosure have been incorporated into these financial statements.